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                                                                   EXHIBIT 3(ii)



                             ARTICLES OF CORRECTION

                               DATED JUNE 24, 1982

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                             ARTICLES OF CORRECTION
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                          HENRY COUNTY BANCSHARES, INC.

       Pursuant to the provisions of Section 22-105 or 22- 2105 of The Georgia Code Annotated, as amended, the undersigned corporation executes the following Articles of Correction:

                                       1.

       The name of the corporation is "Henry County Bancshares, Inc.", a corporation organized under the laws of the State of Georgia.

                                       2.

       That Articles of Incorporation were filed by the Secretary of State for the State of Georgia on June 22, 1982 and that said document requires correction as permitted under the provisions of Section 22-105 or 22-2105 of The Georgia Code Annotated, as amended.

                                       3.

       The error, inaccuracy, omission, or defect in said document to be corrected is as follows:

                                   "ARTICLE V

                        The Corporation shall have authority acting by its board
               of directors, to issue not more than Three Million (3,000,000) common shares having a par value of $14.00 each ("Common Stock")."

                                       4.

       The foregoing error, inaccuracy, omission, or defect in the document is corrected to read as follows:

                                   "ARTICLE V

                        The Corporation shall have authority, acting by its
               board of directors, to issue not more than Three Million (3,000,000) common shares having a par value of $5.00 each ("Common Stock")."

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       IN WITNESS WHEREOF, the undersigned corporation has caused these Articles of Correction to be signed in its corporate name and on its behalf by its incorporator on this 24/th/ day of June, 1982.


                                           HENRY COUNTY BANCSHARES, INC.


                                           BY:__________________________________
                                                 Randolph L. Hutto
                                                 Incorporator